Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

PARTIES

This SETTLEMENT AGREEMENT AND RELEASE (the “Agreement”) is dated as of September 4, 2009 and is entered into by and among the following natural persons and corporations which are parties to various cases now pending before the Los Angeles Superior Court, as set forth below, plus one company which is not a party but highly interested in the proceedings:

HISTOSTEM, INC. (“H-USA”) is a corporation, formed and existing under the laws of the State of Delaware, and based in Los Angeles, California.

HISTOSTEM CORP. (“HK”) is a corporation, formed and existing under the laws of South Korea, and based in Seoul, South Korea. HK is a party to the Reorganization and Stock Exchange Agreement (the “Merger”) with Stem Cell Therapy International, Inc.

STEM CELL THERAPY INTERNATIONAL, INC. (“SCII” or the “Company”) is a corporation formed and existing under the laws of the State of Nevada and based in Tampa, Florida. SCII is a Party to this Agreement, but is not a party to any of the Litigation set forth below. SCII is a party to the Merger with HK.

DR. HOON HAN (“Dr. Han”) is a natural person and resident of South Korea. He is a founder, major shareholder, Chairman and Chief Executive Officer of HK.

MICHAEL SHEN (“Mr. Shen”) is a natural person and resident of California, and CEO of H-USA.

ROBERT C. ROSEN (“Mr. Rosen”) is a natural person, and an attorney at law in the state of California.

ROSEN & ASSOCIATES, P.C. (“Rosen & Associates” or “R&A” collectively, with Mr. Rosen, “the Rosen Parties”) is a Professional Corporation formed and existing under the laws of the State of California. Mr. Rosen is the President of Rosen & Associates.

THE LITIGATION

Histostem, Inc. v. Histostem Corp. American Arbitration Association Case No. 50 133 T 00059 06 (“AAA Arbitration”). This Arbitration was initiated by H-USA against HK for breach of the Underlying Agreements.

Histostem, Inc. v. Han. Los Angeles Superior Court (“LASC”) Case No. BC 355 927. The present parties are HK, H-USA, Dr. Hoon Han and Mr. Shen.

Rosen et al. v. Han LASC Case No. BC 398 577 (related to BC 355 927) Plaintiffs. The Rosen Parties sued Dr. Han for Malicious Prosecution.

Histostem et al v. Han, Court of Appeal, Case No. B212338

This is an appeal by HK from the granting of a Motion for Summary Judgment granted by the Hon. Terry A. Green in BC 355 92; the Notice of Appeal was filed on November 26, 2008.

The litigation matters above are also referred to as the “Actions.” The Actions are resolved as a result of this settlement. H-USA, Mr. Shen and the Rosen Parties are also referred to herein as “Plaintiffs.” HK and Dr. Han are also referred to herein as “Defendants.” Plaintiffs and Defendants and SCII are referred to individually, as appropriate, as “Party” and collectively as the “Parties.”

TERMS OF THE SETTLEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

CONTINGENT ON CLOSE OF SCII-HK MERGER

This Agreement is contingent upon the close of the SCII-HK Merger and specifically, this Agreement is contingent that at the close of the SCII-HK Merger, SCII will acquire no less than 90% of the total fully diluted equity of HK and this settlement is also contingent upon, if HK merges with any entity prior to the close of the Merger with SCII, HK being the surviving entity. This Agreement is also contingent upon the terms of the HK-SCII merger not materially varying from those described in filings made with the SEC commencing in March 2008 to the date the last signatory executes this Agreement. These filings with the SEC include, but are not limited to, the Reorganization and Stock Purchase Agreement dated as of March 10, 2008 and all Amendments thereto (the “Merger”). The only material alterations to the terms of the Merger as described in SEC filings are described in detail in Exhibit A hereto (which shall be completed by Defendants and SCII within 15 days of the final execution of this Agreement).

A merger meeting all of these conditions described in the above paragraph shall be referred to as the Qualifying SCII-HK Merger, and the closing of such shall be referred to as a “Qualified Closing.” A Qualified Closing must take place within the time specified in one of the following (i) or (ii): (i) a Qualified Closing must occur by November 30, 2009 or such date thereafter as it may be extended by the Extension

Option (as defined below); OR (ii) if, and only if, the shareholder vote on the HK-SCII merger is made by written consent and filing of an Information Statement with the SEC, a Qualified Closing has not occurred by October 31, 2009 or such date thereafter as it may be extended by the Extension Option (as defined below). The specific dates referenced in subsections (i) and (ii) in the immediately preceding sentence (November 30, 2009 and October 31, 2009, respectively) shall be automatically deemed extended by ninety (90) calendar days unless Robert Rosen, on behalf of all holders of these and the other Warrants issued pursuant to the Settlement Agreement the “Holders”), gives written notice to SCII that the extension is declined by the Holders (the Extension Option”).

If a Qualified Closing does not take place within the time as specified immediately above, then this Agreement shall be null and void and of no further force and effect. All cash, warrants and other consideration shall be returned by Plaintiffs and the Parties will continue with the Actions, except that all parties shall stipulate to the dismissal of SCII from any actions in which it is then a party. The remaining parties will then work together to set trial dates as soon as practical.

CONSIDERATION BY DEFENDANTS

CASH

Defendants shall pay $100,000 as follows: $33,333 upon the execution of this Agreement; $33,333 on September 4, 2010; and $33,334 on September 4, 2011. Payments shall be made to the Rosen and Associates, P.C. Trust Account.

To assure that Defendants comply with the second and third cash payment obligations, Defendants shall cause SCII to issue two stock certificates of SCII common shares, in the denomination of 200,000 shares each made out to “Histostem, Inc., a Delaware company” (the “Certificate” or “Certificates”). R&A shall hold in escrow the two Certificates. If Defendants fail to make the second $33,333 payment on or before September 4, 2010, Plaintiffs shall have the option to turn over to H-USA the first Certificate which shall be honored by Defendants and SCII, in all respects. If Defendants do make the second payment by September 4, 2010, R&A shall mark the Certificate cancelled and return it to Robert Ross. If Defendants fail to make the third $33,334 payment on or before September 4, 2011, Plaintiffs shall have the option to turn over to H-USA the second Certificate which shall be honored by Defendants and SCII in all respects. If Defendants do make the third payment by September 4, 2011, R&A shall mark the Certificate cancelled and return it to Robert Ross.

Plaintiffs shall have the further right to seek the Court’s enforcement pursuant to CCP Section 664.6 if Defendants fail to make one or both of the cash payments and Plaintiffs cannot have full use of either or both Certificates.

If Plaintiffs receive any or all of the shares represented by the Certificates, such shares shall not be included in any calculations made pursuant to the Equity in SCII section below.

EQUITY IN SCII

Warrants. SCII estimates that the number of its fully diluted total outstanding shares of common stock as of the fifth trading day following the closing of the SCII-HK Merger will be One Hundred Twenty Three Million, Two Hundred Thirty Eight Thousand, Five Hundred Thirty Eight (123,238,538). It is an objective of this Settlement Agreement that Plaintiffs, including their designees, will receive warrants for shares representing seven-and-one-half percent of the fully diluted total outstanding shares of common stock as of the fifth trading day following the closing of the SCII-HK merger. This objective will be accomplished by the issuance of Initial Warrants, Adjustment Warrants, and True-Up Warrants, as described below.

LIST OF WARRANT RECIPIENTS. Plaintiffs shall provide to SCII the names of up to ten persons (which may include an entity or a trust or joint tenancy as a single title holder) to whom the Warrants shall be issued (“Recipients”) and for each Recipient, the number of shares to be received by such person upon exercise of the Warrants. The list will require SCII to issue not more than ten (10) Initial Warrants. Plaintiffs represent that Plaintiffs have disclosed, and will disclose, to each Recipient only such information about SCII as has been filed with the Securities and Exchange Commission, and have made no representations to Recipients about the future of SCII, its financial projections or the future value of its shares. Plaintiffs will provide to SCII an executed certificate, signed by each Recipient, containing the following language:

LIMITATION ON EXERCISE AND SALES. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, as of the date of issuance hereof and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, or any Warrant Shares issued upon its exercise, in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares, as the case may be, under any applicable Blue Sky or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the SCII, which shall be acted upon by SCII within five (5) business days upon receipt and shall not be unreasonably withheld, that such registration and qualification are not required.

SCII shall be under no obligation to issue the shares covered by such exercise unless and until the Warrant Holder shall have executed a representation and warranty that states that he will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event the Warrant Holder shall be bound by the provisions of a legend or legends to such effect that shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. This security may not be sold, pledged or otherwise transferred in the absence of such registration or pursuant to an exemption there from under said Act and such laws, supported by an opinion of counsel, reasonably satisfactory to the SCII and its counsel, that such registration is not required.”

INITIAL WARRANTS

Following execution of this Settlement Agreement and within five business days after SCII’s receipt of the List of Recipients from Plaintiffs described above, SCII will issue up to ten warrants in the form attached as Exhibit B hereto for the purchase by Recipients of a total of Nine Million, Two Hundred and Forty Two Thousand, Eight Hundred and Ninety (9,242,890) shares of common stock of SCII, par value $.001, at an exercise price of One-Tenth of One Cent ($.001) per share (the “Initial Warrants”). SCII shall deliver the Initial Warrants to Rosen & Associates.

ADJUSTMENT WARRANTS

Initial Warrant Adjustment Period. The time period beginning September 4, 2009 and ending on the date SCII issues the Initial Warrants described above shall be known as the “Initial Warrant Adjustment Period”.

Bases for Adjustment.

Adjustment Warrants will be issued by SCII to the Recipients, if, but only if, SCII shall do any of the following Bases for Adjustment during the Initial Warrant Adjustment Period:

(a) pay a dividend or make a distribution on its Common Stock in shares of Common Stock;

(b) subdivide its outstanding shares of Common Stock into a greater number of shares;

(c) combine its outstanding shares of Common Stock into a smaller number of shares; or

(d) issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation).

Adjustment of Initial Warrants.

In the event a Basis for Adjustment occurs during the Initial Warrant Adjustment Period, as described above, SCII shall calculate an adjustment in the total number of shares of common stock of SCII subject to the Initial Warrants. The objective of the calculation is to reflect a fair allocation of the economic effects of the event that has occurred and is a Basis for Adjustment, so that the number of shares subject to Warrants after adjustment is seven-and-one-half percent (71/2%) of the fully diluted total outstanding number of shares of common stock of SCII following the event constituting the Basis for Adjustment.

For example if there occurred a three-for-one split of the common stock of SCII during the Initial Warrant Adjustment Period, then additional Warrants for three times the number of shares specified in the Initial Warrants would be issued; if there was a stock dividend of one share of common stock for every outstanding share, then the number of shares specified in the Initial Warrants would be doubled. Such adjustments shall be made successively whenever any event listed above shall occur.

Adjustments shall be made pro rata for each Recipient.

If the result of adjustment calculation is that warrants for additional shares of SCII common stock are appropriate, then SCII shall issue not more than ten warrants for the additional shares in the form attached as Exhibit B hereto; these shall be called “Additional Warrants.” SCII shall deliver the Additional Warrants, if any, to Rosen & Associates.

TRUE-UP CALCULATION ADJUSTMENT WARRANTS

The True-Up Calculations. Within ten (10) business days after the fifth trading day for SCII common stock following a Qualified Closing of the SCII-HK Merger, SCII shall perform a “true-up” calculation of the total number of fully diluted outstanding shares of SCII common stock, in accordance with the provisions below. SCII shall next multiply that total number by seven-and-one-half percent (71/2%); the resulting number of shares of SCII common stock will be known as the “True-Up Number.”

From the True-Up Number, SCII shall subtract the shares in the Initial Warrants, and shall also subtract the shares in the Additional Warrants. The resulting number of shares of SCII common stock, if greater than zero, will be known as the True-Up Adjustment Number.

Provisions for making True-Up Calculations.

The total number of fully diluted outstanding shares of common stock of SCII shall be calculated using the Treasury Stock Method as defined by generally accepted accounting principle in the United States. In addition to shares of issued and outstanding common stock, it shall include all preferred stock, convertible preferred stock, options, warrants, convertible debt and all commitments to issue any of such, all as specified or limited below.

In making the calculation, it shall be assumed that :

(a) All conversions into common stock of all convertible preferred stock, options, warrants and convertible debt have been exercised.

(b) The exercise prices of all SCII convertible preferred stock, options, warrants and convertible debt shall be the prices pursuant to the terms of said convertible preferred stock, options, warrants and convertible debt.

(c) All arrangements and commitments, whether oral or written, to obtain SCII securities or convert to SCII securities shall be included in the calculation.

(d) All proceeds from the exercise of the convertible preferred stock, options, warrants and convertible debt shall be used to purchase common stock at the Weighted Average Closing Market Price for the five trading days following Qualified Closing of the Merger between HK and SCII.

Weighted Average Closing Market Price Example. Assume that the following are the closing market price and volume of shares traded on the 5 trading days following the Qualified close of the Merger between SCII and HK:

	A CLOSING PRICE	B VOLUME	C AxB

DAY 1	$1.00	100,000	$100,00
DAY 2	1.10	90,000	99,000
DAY 3	1.20	80,000	96,000
DAY 4.95		100,000	95,000
Day 5	1.00	150,000	150,000

TOTAL	$5.20	520,000	$540,000

Therefore the Weighted Average Closing Market Price under the above example would be $540,000/520,000 or $1.038 Per share.

(e) Notwithstanding the foregoing, convertible preferred stock, options, warrants and convertible debt shall have a dilutive effect under the Treasury Stock Method (i.e. be counted) only when the Weighted Average Market Price of the common stock exceeds the exercise price of the convertible preferred stock, options, warrants and convertible debt (they are “in the money”).

Issuance of True-Up Adjustment Warrants

Based upon the calculations described above, within ten business days after the close of the fifth trading day after a Qualified Closing of the Merger between HK and SCII, SCII will issue up to ten warrants, in the form attached as Exhibit B hereto, for the purchase of the same number of shares of SCII common Stock as the True-Up Adjustment Number. Such shares will have a par value of $.001, and an exercise price of One-Tenth of One Cent ($.001) per share. These Warrants shall be known as “True-Up Adjustment Warrants.”

The True Up Adjustment Warrants shall be issued in the names of the Recipients as previously provided by Plaintiffs and in the same percentage to each as the Initial Warrants were issued to each Recipient.

As a result of the True-Up Adjustment Warrants, the Recipients shall collectively have received, through the sum of the shares for purchase under the Initial Warrants, the Adjustment Warrants and the True-Up Adjustment Warrants a total number of shares amounting to seven-and-one-half percent (71/2%) of the total fully-diluted outstanding shares of common stock of SCII.

None of the Parties to this Agreement shall do anything, directly or indirectly, out of the ordinary to affect the Weighted Average Closing Market Price for the five trading days following the Qualified Close of the Merger between HK and SCII. Notwithstanding the above, SCII and HK, as it has done in the past for similar events, shall immediately, upon execution of this Agreement, issue a press release describing the terms of the Agreement; and, immediately following the Qualified Close of the Merger between HK and SCII, issue a press release describing the terms of the Merger and that SCII has acquired ninety percent (90%) of the equity of HK,

SCII shall convert all warrants for shares of stock in SCII when validly presented for conversion by Plaintiff or its designees.

REPRESENTATIONS AND WARRANTIES OF DEFENDANTS AND SCII

Defendants and SCII represent and warrant that this Settlement Agreement and the Reorganization and Stock Exchange Agreement, as amended, do not violate any material provision of any corporate article, bylaw or resolution of their respective companies, or any law or regulation of the United States or the Republic of Korea.

SCII represents and warrants that this Settlement Agreement and the Reorganization and Stock Exchange Agreement, as amended, do not violate any provision of any material contract of SCII.

Defendants represents and warrants that this Settlement Agreement and the Reorganization and Stock Exchange Agreement, as amended, do not violate any provision of any material contract of SCII or HK.

Defendants represent and warrant that the shares of HK stock that has been or will be issued to SCII as part of the terms of the Merger are validly issued and authorized to be issued pursuant to: all requisite corporate powers including all articles, bylaws and shareholder and Board of Director resolutions; as well as all governmental laws, rules and regulations.

SCII represent and warrant that the Warrants to be issued under this Agreement and the Shares to be issued upon the conversion of the Warrants shall be validly issued and authorized pursuant to all requisite corporate powers including all articles, bylaws and shareholder and Board of Director resolutions; as well as all applicable United States and Nevada laws, rules and regulations.

Defendants and SCII represent and warrant that they plan to continue with their Merger in all material aspects and that no other merger or other activities will interfere with SCII obtaining ownership of ninety percent (90%) of the stock of HK if a Qualified Closing occurs.

Defendants and SCII represent and warrant that this Settlement Agreement has been reviewed and approved by all the members of HK’s Board of Directors and by all the members of SCII’s Board of Directors. Defendants and SCII represent and warrant that the persons executing this Agreement on behalf of HK and SCII have all the requisite corporate power to execute this Agreement.

Defendants and SCII represent and warrant that each and all of them have read this Agreement and have had the opportunity to consult with their own counsel about any questions they may have about this Agreement.

Defendants and SCII represent and warrant that Robert C. Rosen, Esq., and Rosen & Associates, P.C. do not represent any of the Defendants, have never represented any of the Defendants and do not represent any of the Defendants or SCII with respect to this Agreement.

Defendants and SCII represent and warrant that neither they nor any other person, to their knowledge, on either their behalf and/or at their request and/or otherwise, has knowledge of any options, warrants or conversion rights concerning SCII other than as disclosed in SCII filings with the SEC or as identified herein.

Defendants represent and warrant that the representations and warranties of HK as contained in the Reorganization and Stock Purchase Agreement filed with the SEC in March 2008, particularly Paragraph 6(a) through (j)1-10 – with the exception of Paragraph 6(I) – are true accurate and complete.

REPRESENTATIONS AND WARRANTIES OF PLAINTIFFS

Plaintiffs represent and warrant that this Agreement has been reviewed and approved by all the members of H-USA’s Board of Directors. The person executing this Agreement on behalf of H-USA and R & A have all the requisite corporate power to execute this Agreement.

Plaintiffs warrant that each and all of them have read this Agreement and have had the opportunity to consult with their own counsel about any questions they may have about this Agreement.

CONSIDERATION BY PLAINTIFFS

Waiver of Claims. Effective upon the issuance by SCII of the True-Up Adjustment Warrants, Plaintiffs agree that all of their claims that have accrued or arisen as of that date, other than for enforcement of the provisions of this Settlement Agreement, shall be and hereby are waived and shall be time-barred. Plaintiffs agree they not pursue any such claims in arbitration or litigation in the future.

Mutual General Releases.

Plaintiffs. Effective upon the issuance by SCII of the True Up Adjustment Warrants, Plaintiffs, and each of them, on behalf of themselves and their successors, assigns, beneficiaries, administrators, employees, independent contractors, partners, associates, agents, representatives, principals, trusts, trustees and/or attorneys and/or all other persons acting through, under and/or in concert with them hereby voluntarily, knowingly and willingly release and discharge SCII and each of the Defendants, from any and all liabilities, claims, damages, causes of action, obligations, demands, equitable relief, injunctions, declaratory relief, rescission of any agreement, losses, compensation, wages, commissions, grievances, suits, proceedings, costs, fees and/or expenses of any kind and/or nature whatsoever, past and/or present, ascertained and/or unascertained, known and/or unknown, suspected and/or unsuspected, claimed and/or unclaimed which they have, and/or have ever had by virtue of any act, omission, reason, cause and/or thing relating to the Actions and/or which could have been asserted in the Actions, at any time whatsoever and/or for any reason whatsoever, and/or including, but not limited to the claims set forth in the Complaints, except for the enforcement of rights and obligations under this Settlement Agreement.

Defendants. Defendants and SCII, and each of them, on behalf of themselves and Defendants’ and SCII’s successors, assigns, beneficiaries, administrators, employees, independent contractors, partners, associates, agents, representatives, principals, trusts, trustees and/or attorneys and/or all other persons acting through, under and/or in concert with them, hereby voluntarily, knowingly and willingly releases and discharges each of the Plaintiffs from any and all liabilities, claims, damages, causes of action, obligations, demands, equitable relief, injunctions, declaratory relief, rescission of any agreement, losses, compensation, wages, commissions, grievances, suits, proceedings, costs, fees and/or expenses of any kind and/or nature whatsoever, past and/or present, ascertained and/or unascertained, known and/or unknown, suspected and/or unsuspected, claimed and/or unclaimed which they have, and/or have ever had by virtue of any act, omission, reason, cause and/or thing relating to the Actions and/or which could have been asserted in the Actions, at any time whatsoever and/or for any reason whatsoever, and/or including, but not limited to the claims set forth in the Cross-Complaints, except for the enforcement of rights and obligations under this Settlement Agreement.

Remised Claims. Remised Claims: The Parties hereto acknowledge that HK and Dr. Han obtained a common stock interest in H-USA at or after the time of its formation which interest has subsequently been relinquished and that Shen and Rosen obtained option rights to purchase equity interests in HK. All parties hereto further acknowledge and confirm that all such rights have been and hereby are remised and relinquished and neither HK nor Dr. Han have or claim any interest in H-USA and neither Shen nor Rosen have or claim any interest in HK.

Unknown Claims. It is the intention of the Parties to this Agreement that this Agreement shall be effective as a full mutual general release of each and every released matter set forth above pertaining to any and all actions, disputes and claims which exist between the Plaintiffs, Defendants and SCII at the time of executing this Agreement, including without limitation all claims which were and/or could have been raised by the Plaintiffs and Defendants against one another in the Actions.

Familiarity with Section 1542 . In furtherance of this intention, the Parties acknowledge that they are familiar with and understand Section 1542 of the Civil Code of the State of California. Section 1542 of the California Civil Code provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Waiver of Section 1542. The Plaintiffs, Defendants and SCII expressly waive and relinquish every claim, right and/or benefit which they may have subject to California Civil Code § 1542. to the fullest extent that the Plaintiffs, Defendants and SCII may lawfully waive such claim, right and/or benefit. In connection with such waiver and relinquishment, the Plaintiffs, Defendants and SCII acknowledge that they are each aware that she/he/it may hereafter discover facts in addition to and/or different from those which are known and/or believed to be true with respect to the subject matter of this Agreement, and that it is the intention of the Plaintiffs, Defendants and SCII hereby to fully, finally and forever settle and release all matters, disputes, differences, known and/or unknown, suspected and/or unsuspected, which may now exist and/or heretofore have existed by and among the Parties The release given herein shall be and remain in effect as a full and complete release, notwithstanding the discovery and/or existence of any such additional and/or different facts, except only that the release in this paragraph shall not apply to the enforcement of rights and obligations of each of the Parties under and pursuant to the terms of this Settlement Agreement.

COURT RETAINS JURISDICTION

CCP Section 664.6 provides in part: “if requested by the Parties, the Court may retain jurisdiction over the Parties to enforce the settlement until performance is full of the terms of the settlement.”

Pursuant to CCP Section 664.6 the Los Angeles Superior Court shall retain jurisdiction over the parties to Histostem Inc. v. Han, Case No. BC 355 927 to enforce the terms of this Settlement Agreement.

At the insistence of the parties and to accommodate them, SCII agrees to and shall move to intervene in the Histostem Inc. v. Han lawsuit for the limited purpose,

and only to the extent, if any, that it may fail to honor the Certificates or to issue Warrants as provided in this Settlement Agreement, so that the Los Angeles Superior Court may require specific performance from SCII of these obligations under this Settlement Agreement and for no other purpose.

DISMISSAL

Within seven days after the later of:

(a) a Qualified Closing of the Merger between SCII and HK;

(b) the issuance by SCII of the True Up Adjustment Warrants;

(c) the payment by Defendants of the first cash installment of $33,333; and

(d) the delivery by SCII of two 200,000 share Certificates to Rosen & Associates, all as described hereinabove,

Plaintiffs and Defendants shall cause the Actions to be dismissed (with the exception of Histostem v. Han, which shall remain open for the sole purpose of enforcing the remaining terms of this Agreement pursuant to CCP Section 664.6) and shall serve such dismissal by fax and U.S. mail.

MISCELLANEOUS PROVISIONS

1. Attorneys’ Fees. Each of the parties to the Actions agree to bear all of their own respective costs and expenses of litigation, including court and arbitration costs, legal and/or attorneys’ fees, experts’ fees, expenses and filing fees.

2. Binding. This Settlement Agreement, together with the general release herein contained, shall be binding upon and inure to the benefit of all of the Parties.

3. Entire Agreement. Including the Reorganization and Stock Exchange Agreement, as amended, and its exhibits and schedules, and the exhibits hereto, this Settlement Agreement constitutes the entire agreement among the Parties. The Parties represent and warrant that all prior negotiations and understandings and agreements in principle by and amongst the Parties are superseded and replaced by this Agreement. The Parties further represent and warrant that none of them is relying upon any understanding(s), promise(s) and/or agreement(s) between and/or amongst them other than as expressly set forth herein. Each of the Parties acknowledge that none of the Parties, and no agent and/or counsel of a Party, has made any promise, representation and/or warranty whatsoever, express and/or implied, concerning the subject matter of this Agreement which is not contained in this Agreement, to induce execution of this Agreement. Each of the Parties acknowledge and warrant that he/she/it is not executing this Agreement in reliance on any promise, representation and/or warranty not contained herein.

4. No Admission of Liability. The Parties acknowledge that this Agreement constitutes a complete settlement of all claims whatsoever, known and unknown, and that it is not an admission of liability on the part of any Party hereto and is not a concession by any party that any of the contentions of any adverse party are true and/or meritorious except as expressly set forth in this Agreement

5. Modification. This Agreement may only be changed and/or amended in writing, and only by an instrument in writing specifically stating that it is a supplement, modification and/or amendment of this Agreement and only by an instrument in writing which is signed by each of the Parties affected by such modification. This Agreement cannot be changed orally.

6. Governing Law. This Agreement shall be governed by the laws of the State of California, provided, however, that it shall not be construed against any Party as its drafter.

7. Severable. If, for any reason, any part of this Agreement is found by a court of law to be unenforceable, the remaining portions of the Agreement shall not be invalidated and shall remain in full force and effect provided that the entire Agreement still caries out the intent of the Parties. Warranties, agreements and representations of each Party contained in this Agreement shall survive its execution and performance.

8. Cooperation. The Parties shall fully cooperate with each other as may from time to time be necessary in connection with implementing the terms of this Agreement.

9. Enforcement of Agreement and Attorneys Fees. If there is litigation or a request that the Court enforce any of the terms of this Agreement, and/or performance hereunder, the prevailing Party shall recover reasonable attorneys’ fees and costs incurred in that litigation. The term “Prevailing Party” shall be as defined in California Civil Code Section 1717.

10. Own Counsel. Each of the Parties acknowledges that he/she/it has been represented by counsel of their own choice in connection with the preparation and execution of this Agreement, and that such counsel has fully and completely explained to them each, every and all of the terms and conditions of this Agreement. Each of the Parties acknowledges and represents that he/she/it has also read this Agreement in full and understands and voluntarily consents to each and every provision contained herein.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and any counterpart shall have the same effect as if all parties had executed the same counterparts. Facsimile signatures shall have the same force and effect as original signatures.

12. Language. All pronouns and any variations thereof referred to in this Agreement shall be deemed to refer to the masculine, feminine and/or neuter, singular and/or plural, as the identity of the person and/or persons may require. Dr. Han specifically acknowledges that he has had the opportunity to have this Settlement Agreement translated into Korean.

13. Notices. Except as otherwise provided for herein, service of all papers and things in connection with this Agreement shall be made by fax and personal delivery on each of the following persons:

For Plaintiffs:

Robert C. Rosen, Esq.

ROSEN & ASSOCIATES, P.C.

333 South Grand Avenue, Suite 1925

Los Angeles, California 90071

(Tel: 2130362-1000)

(Fax: 213-362-1001)

For Defendants:

Robert M. Ross, Esq.

KLASS, HELMAN & ROSS

16133 Ventura Blvd., Suite 1145

Encino, CA 91436

(Fax: 818-990-2399)

Scott J. Nord, Esq.

LAW OFFICES OF SCOTT J. NORD

500 North Brand Blvd., Suite 550

Glendale, CA 91203

(Fax: 818-553-8075)

For SCII:

Stem Cell Therapy International, Inc.

Attention: David Stark, CEO

Andrew Nordstrud, CFO

15837 Trackside Dr.

Odessa, Florida 33556

(Tel: 813-505-1829)

(Fax: 866-924-0751)

Richard T. Williams, Esq.

Holland & Knight LLP

633 W. Fifth Street, 21st Floor

Los Angeles, California 90071

(Tel: 213-896-2410)

(Fax: 213-896-2450)

For the Rosen Parties:

Robert C. Rosen, Esq.

ROSEN & ASSOCIATES, P.C.

333 South Grand Avenue, Suite 1925

Los Angeles, California 90071

(Tel: 213-362-1000)

(Fax: 213-362-1000)

THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS SETTLEMENT AGREEMENT AND RELEASE AND FULLY KNOW,

UNDERSTAND AND APPRECIATE ITS CONTENTS AND THAT THEY EXECUTE THE SAME AND MAKE THE SETTLEMENT PROVIDED FOR HEREIN VOLUNTARILY AND OF THEIR OWN FREE WILL.

DATED: September , 2009	HISTOSTEM, INC., a Delaware Corporation
(“H-USA”)

By:
Mike Shen
Its CEO

DATED: September , 2009
MIKE SHEN, INDIVIDUALLY

DATED: September , 2009	HISTOSTEM CORPORATION, a Korean Corporation

	By:	(Print Name)
	Its	(Title)

DATED: September , 2009
DR. HOON HAN, INDIVIDUALLY

DATED: September , 2009	STEM CELL THERAPY, INTERNATIONAL, INC.

By:
Dr. David Stark, CEO

By:
Andrew Nordstrud, CFO

DATED: September , 2009	ROSEN & ASSOCIATES, P.C.

BY:
	BY	ROBERT C. ROSEN
Its President

DATED: September , 2009
ROBERT C. ROSEN, INDIVIDUALLY

AGREED AS TO FORM AND SUBSTANCE:

DATED: September , 2009	LAW OFFICES OF SCOTT NORD

By:
Scott Nord
Attorney for DR. HOON HAN

DATED: September , 2009	WAXLER CARNER WEINREB & BRODSKY, LLP

By
Barry Z. Brodsky
Attorneys for ROBERT ROSEN and ROSEN & ASSOCIATES, P.C.

DATED: September , 2009	KLASS, HELMAN & ROSS, LLP

By
Robert Ross
Attorneys for HISTOSTEM CORPORATION, a Korean Corporation

DATED: September , 2009	STEM CELL THERAPY INTERNATIONAL, INC.

By
Richard T. Williams, Esq.
HOLLAND & KNIGHT LLP
Attorneys for STEM CELL THERAPY INTERNATIONAL, INC.

DATED: September , 2009	ROSEN & ASSOCIATES, P.C.

By:
Robert C. Rosen
Attorneys for HISTOSTEM, INC. and MIKE SHEN

Exhibit A

Exhibit B

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON THE “EXPIRATION DATE” ) AS DEFINED BELOW IN SECTION 10.

No. [            ] Date of Issuance:

STEM CELL THERAPY INTERNATIONAL, INC.

WARRANT TO PURCHASE [            ] SHARES OF

COMMON STOCK

For VALUE RECEIVED, [                    ] (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Stem Cell Therapy International, Inc., a Nevada corporation (“Company”), at any time beginning on the Initial Exercise Date (as defined below) and not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined below) (the “Exercise Period”), at an exercise price per share initially equal to one thousandth of one cents (.001 cents) (the exercise price in effect being herein called the “Warrant Price”), [                    ] shares (“Warrant Shares”) of the Company’s Common Stock, par value $            per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1. Company to Register Warrants on Books and Records. The Company shall maintain books for the registering and transfer of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder. The Company may deem and treat the registered holder of the Warrant as the absolute owner hereof for the purpose of any exercise or any distribution to such holder and for all other purposes, absent actual valid executed written notice to the contrary as provided herein.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time in whole or part upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company; provided, however, the Warrantholder may not request more than three (3) transfers until that Warrantholder has held the Warrant for a six month Holding Period from issuance as such term is generally used in accordance with SEC Rule 144 transactions and no transfers will be allowed until the Initial Exercise Date, as defined below. The initial six month holding period for any Warrrantholder (or successor transferee if tacking of the holding period is available under Rule 144 or any successor Rule) shall be referred to as the “Initial Holding Period.”

Section 3. Exercise of Warrant. (a) Subject to the provisions hereof, including the Restricted Exercise During the Initial Holding Period, the Warrantholder may exercise this Warrant in whole or in part at any time during the Exercise Period upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder), or in the event of a cashless exercise pursuant to Section 3(b) below, with the Net Issue Election Notice attached hereto as Appendix B duly executed and completed. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the Warrantholder shall have delivered evidence of loss, theft or destruction thereof in the form of a declaration, the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement (or Net Issue Election Notice), shall be delivered to the Warrantholder as soon as possible, the Company’s obligation will be to deliver instructions to the transfer agent within one (1) business days and reasonably cooperate to obtain issuance, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. For tax reasons the Company understands the Warantholder will likely seek issuance to be made against concurrent sale of some or all of the Warrant Shares, and the Company shall in good faith fully cooperate with such intent.

(b) In addition to and without limiting the rights of the Warrantholder hereof under the terms of this Warrant, the Warrantholder may elect to receive, without the payment by the Warrantholder of the Warrant Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Warrantholder, during normal business hours on any business day. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable Warrant Shares, as is computed using the following formula:

X = Y(A-B)
A

where

X = the number of shares of Common Stock to be issued to the Warrantholder (or such other person or persons as directed by the Warrantholder, subject to compliance with all applicable laws) upon such exercise of the rights under this Section 3(b)

Y = the total number of shares of Common Stock covered by this Warrant which the Warrantholder has surrendered for cashless exercise

A = the Market Price of one share of Common Stock on the date that the Warrantholder delivers the Net Issue Election Notice to the Company as provided herein. “Market Price” as of a particular date shall mean the following: (i) if the Common Stock is then listed on a national stock exchange, including the Nasdaq Stock Market (“Nasdaq”) (including the Nasdaq Global Market), the Market Price shall be the average of the closing sale price of one share of Common Stock on such exchange on the five (5) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior five (5) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) trading sessions during which the Common Stock has traded; (ii) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the Market Price shall be the average of the closing sale price of one share of Common Stock on the Bulletin Board or such other exchange or association on the five (5) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior five (5) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) trading sessions during which the Common Stock has traded; or (iii) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (iii) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

B = the Warrant Price in effect under this Warrant on the date that the Warrantholder delivers the Net Issue Election Notice to the Company as provided herein

(c) Notwithstanding anything herein to the contrary, in no event shall the Warrantholder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Warrantholder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Warrantholder and its Affiliates of more than 9.99% of the then outstanding shares of Common Stock. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Warrantholder may waive the limitations set forth herein by Twenty (20) days written notice to the Company.

(d) Notwithstanding anything to the contrary set forth in this Warrant, the number of shares of Common Stock that may be acquired by a Warrantholder upon exercise of the Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind whose beneficial ownership of Common Stock would be aggregated with such Warrantholder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 19.99% of the then outstanding total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. The Warrantholder does not presently intend to, alone or together with others, make a public filing with the Securities and Exchange Commission to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as of the date of the first issuance of the Notes (when added to any other securities of the Company that it or they then own or have the right to acquire), beneficial ownership in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company.

(f) Notwithstanding the above, during the Initial Holding Period the Warrantholder may only exercise the Warrant within the following limitations: (i) if the total Warrant Shares pursuant to this Warrant (after adjustment after any adjustments pursuant to the terms hereof to be made prior to or at the Closing of the merger between the Company and Histostem Corp., South Korean corporation (the SCII -HK Merger”) are less than One Hundred Thousand (100,000) then the Warrantholder may request exercise of the Warrant up to five (5) in minimum amounts of Ten Thousand (10,000) Warrant Shares per exercise (“Restricted Exercise During the Initial Holding Period”); (ii) if the total Warrant Shares pursuant to this Warrant (after adjustment after any adjustments pursuant to the terms hereof to be made prior to or at the Closing of the merger between the Company and Histostem Corp., South Korean corporation (the SCII -HK Merger”) are greater than One Hundred Thousand (100,000) then the Warrantholder may request exercise of the Warrant up to five (5) in minimum amounts of Fifty Thousand (50,000) Warrant Shares per exercise (the restrictions on exercise set forth in this sentence are referred to as the “Restricted Exercise During the Initial Holding Period”).

Section 4. Compliance with the Securities Act of 1933; Removal of Legend; Cooperation. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary. The Company shall in good faith have its counsel issue a master opinion or otherwise cooperate such that after the Initial Holding Period as defined herein this Warrant and any security issued or issuable upon exercise of this Warrant as provided for herein shall be without legend and freely tradable to the extent allowed by applicable law, rule or regulation. In addition, during the period from the Initial Exercise Date and through the Initial Holding Period, and thereafter unless the Warrant has had the legend removed and is freely transferable, and any security issued or issuable upon exercise of this Warrant will be issued without legend and freely tradable without volume limitation under SEC Rule 144(k) or any successor Rule, the Company shall take all steps in good faith to assist in administratively facilitating the sale or transfer of the Warrant and any security issued or issuable upon exercise of this Warrant to the extent allowed by law, including arranging for the issuance of any reasonably requested opinions of Company counsel pursuant to Rule 144. It is understood by the parties that exercise of this Warrant may create substantial tax liability for the Warrantholder, and the market for the shares may be volatile, and so time will be of the essence in respect of facilitating any sale. This is subject to the limitations on number of times a Warrantholder can request Rule 144 sales during the Initial Holding period as set forth in Section 10 below.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence in the form of a declaration reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares (or proper exercise of the cashless exercise rights contained in Section 3(b) hereof), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the aggregate fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (i) if the Common Stock is then listed on a national stock exchange, including the Nasdaq Stock Market (“Nasdaq”) (including the Nasdaq Global Market), the Market Price shall be the average of the closing sale price of one share of Common Stock on such exchange on the five (5) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior five (5) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) trading sessions during which the Common Stock has traded; (ii) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the Market Price shall be the average of the closing sale price of one share of Common Stock on the Bulletin Board or such other exchange or association on the five (5) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior five (5) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) trading sessions during which the Common Stock has traded; or (iii) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (iii) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution referred to in (c) hereof and immediately after the effective date of each other event referred to in (a), (b) or (d) hereof which requires an adjustment. Upon any adjustment of the Warrant Price and the number of Warrant Shares subject to this Warrant, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Warrantholder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10. Expiration Date and Initial Exercise Date. This Warrant may be exercised at any time after, and including, the first Business Day following the closing of the HK-SCII Merger (the “Initial Exercise Date”) until the fifth anniversary of the date of issuance set forth above (the “Final Exercise Date”) unless it has previously expired pursuant to this Section. The day on which the HK-SCII Merger closes is referred to herein as the “Merger Closing Date.” As used herein “Business Day” is any calendar day on which the NASDAQ Stock Market or its successor is open for trading.

The “Expiration Date” of the Warrants as used herein shall be first to occur of the following: (i) if, and only if, the Merger Closing Date has not occurred by November 30, 2009 or such date thereafter as it may be extended by the Extension Option (as defined below); (ii) if, and only if, the shareholder vote on the HK-SCII merger is made by written consent and filing of an Information Statement with the SEC, if, and only if, the Merger Closing Date has not occurred by October 31, 2009 or such date thereafter as it may be extended by the Extension Option (as defined below); (iii) if the Warrant has not been sooner terminated pursuant to subsections (i) or (ii) immediately above, the Expiration Date shall be the fifth anniversary of the date of issuance set forth above. SCII shall send a signed notice of the Merger Closing Date after the HK-SCII Merger is closed to be attached to this Warrant for future reference. The dates referenced in subsections (i) and (ii) in the first sentence of this paragraph related to the Expiration Date shall be automatically deemed extended by ninety (90) calendar days unless Robert Rosen, on behalf of all holders of these and the other Warrants issued pursuant to the Settlement Agreement the “Holders”), gives written notice to SCII that the extension is declined by the Holders. As used herein “Settlement Agreement” refers to that certain Settlement Agreement and Release by and among and executed by Michael Shen, Robert Rosen, Rosen and Associates, P. C., Dr. Hoon Han, Histostem Corp., Histostem, Inc. and the Company dated             , 20    .

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder. any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Standard Transfer and Trust. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described on the earlier of (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier, and (v) upon actual receipt by the party to whom the notice is required to be given. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten (10) days’ advance written notice to the other:

If to the Company:

With a copy to:

Section 16. Assignment. The Warrantholder may transfer its rights hereunder, in whole or in part, to any other person, if which person shall agree in writing to be bound by the terms and conditions of this Warrant, and provided that written notice is given to the Company of any such transfer in accordance with Appendix C and such transfer is in accordance with applicable law, including the securities laws. Upon receipt by the Company of notice by the Warrantholder of a permissible transfer of any portion of this Warrant in accordance with the terms hereof, the Company shall promptly deliver to such transferee a Warrant in the form hereof exercisable for the number of Warrant Shares the right of which to purchase has been transferred. This right is subject to the limitations on transfers set forth in section 9 above.

Section 17. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 18. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 20. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Warrantholder, and such change, waiver, discharge or termination shall be binding on all future Warrantholders.

Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

**********

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the          day of             , 2009.

STEM CELL THERAPY INTERNATIONAL, INC.

By:
Name:
Title:

APPENDIX A

STEM CELL THERAPY INTERNATIONAL, INC.

WARRANT EXERCISE FORM

To STEM CELL THERAPY INTERNATIONAL, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,             shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions: ), or
(other (specify): ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ,

Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.	Signature:

Name (please print)

Address

Federal Identification or
Social Security No.
Assignee:

APPENDIX B

Net Issue Election Notice

To: STEM CELL THERAPY INTERNATIONAL, INC.

Date:[                    ]

The undersigned hereby elects under Section 3(b) of this Warrant to surrender the right to purchase [                    ] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [                    ] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

APPENDIX C

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers to the transferee named below [the rights to purchase             of the number of Warrant Shares under] this Warrant, together with all right, title and interest therein. [The right to purchase the remaining number of Warrant Shares shall remain the property of the undersigned.] The transferee agrees to be bound by the terms and conditions of this Warrant and represents that it is at the time of transfer, and will be on each date on which it exercises the Warrant, an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933.

Dated:

[NAME OF WARRANTHOLDER]

By
Signature

Name:
(Please Print)
Address:

TRANSFEREE:

Name:
(Please Print)
Address: